UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2012

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(248) 312-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”) was held on September 24, 2012 (the “Annual Meeting”). A total of 520,821,008 shares of common stock were represented in person or by proxy, for 93.3% of the 557,993,063 shares of common stock outstanding on August 14, 2012, the record date. The results of the four proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i) elected the nine director nominees:

Name	For	Withheld	Broker Non-Vote

Joseph P. Campanelli	404,059,128	29,883,683	86,878,197
Walter Carter	403,989,298	29,953,513	86,878,197
Gregory Eng	399,077,232	34,865,579	86,878,197
Jay J. Hansen	423,814,526	10,128,285	86,878,197
David J. Matlin	399,125,115	34,817,696	86,878,197
James A. Ovenden	430,987,663	2,955,148	86,878,197
Peter Schoels	411,244,782	22,698,029	86,878,197
Michael J. Shonka	427,137,186	6,805,625	86,878,197
David L. Treadwell	423,760,370	10,182,441	86,878,197

Mr. Schoels was elected by stockholders subject to receipt of non-objection from the Board of Governors of the Federal Reserve System.

(ii) granted to the board of directors discretionary authority to approve an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the Company's authorized, issued and outstanding common stock at any time prior to October 24, 2012, at an exchange ratio of one for ten;

For	Against	Abstain	Broker Non-Vote

499,016,593	20,633,565	1,170,850	—

(iii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the year ending December 31, 2012; and

For	Against	Abstain	Broker Non-Vote

514,318,364	3,492,714	3,009,930	—

(iv) approved, by a non-binding advisory vote, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote

406,235,805	25,124,873	2,582,133	86,878,197

Item 8.01 Other Events

On September 25, 2012, the Company issued a press release announcing the results of the Annual Meeting and the proposed timing of the reverse stock split. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

                (c) The following exhibits are being furnished herewith:

Exhibit No.           Exhibit Description

99.1        Press release of Flagstar Bancorp, Inc. dated September 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: September 27, 2012	By	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer